As filed with the Securities and Exchange Commission on August 28, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACE LIMITED

(Exact name of registrant as specified in its charter)

SWITZERLAND	98-0091805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mainaustrasse 30

Zurich CH-8008

Switzerland

(Address of principal executive offices) (zip code)

ACE Limited 2004 Long Term Incentive Plan

(Full title of the plan)

ACE Group Holdings, Inc.

1133 Avenue of the Americas

New York, New York 10036

Attn: Deputy General Counsel – Corporate Affairs

(212) 827-4400

(Name, address and telephone number, including area code,

of agent for service)

copy to

Laura D. Richman

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares	4,000,000	$50.50	$202,000,000	$7,939

(1)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on August 26, 2008.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-116532 (the “Prior Registration Statement”), is incorporated herein by reference. This Registration Statement covers 4,000,000 shares which, together with the 15,000,000 shares being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 19,000,000 shares registered for issuance under the ACE Limited 2004 Long-Term Incentive Plan.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 (the “Securities Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	Annual Report on Form 10-K, as amended, for the year ended December 31, 2007.

(b)	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008.

(c)	Current Reports on Form 8-K filed February 1, 2008, February 5, 2008, February 13, 2008, April 1, 2008, May 15, 2008, June 10, 2008, July 14, 2008, July 16, 2008 and July 18, 2008.

(d)	Description of Common Shares included in the Registration Statement on Form 8-A/A dated August 28, 2008 filed under Section 12 of the Exchange Act (incorporating the description of Common Shares included in the Registration Statement on Form S-4/A (No. 333-150367) filed on May 29, 2008 pursuant to the Securities Act under the captions “Proposal No. 5: APPROVAL OF THE CONTINUATION—Description of Share Capital” and “—Borrowing-Issuance of Debt Securities.”)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 6.	Indemnification Of Directors And Officers.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

ACE’s articles of association provide that ACE will indemnify and hold harmless, to the fullest extent permitted by law, each of the members of the Board of Directors and officers out of ACE’s assets from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty on behalf of ACE; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Without limiting the foregoing, ACE shall advance court costs and attorney’s fees to the members of the Board of Directors and officers, except in cases where ACE itself is the plaintiff. ACE may however recover such advanced cost if a court holds that the member of the Board of Directors or the officer in question has breached relevant duties.

ACE has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements are in furtherance of ACE’s articles of association, which require the Company to indemnify its directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events and provide for advancement of expenses. The indemnification agreements set forth procedures relating to indemnification claims.

Swiss law permits a company and each board member or officer individually to purchase and maintain insurance for directors, officers and auditors. Directors and officers of ACE are provided with indemnification against certain liabilities pursuant to a directors’ and officers’ liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of ACE, or any other matter claimed against them by reason of their being directors or officers of ACE. Certain of ACE’s directors may also be provided by their employer with indemnification against certain liabilities incurred as directors of ACE.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”) that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant’s articles of incorporation, regulations of the board and committee charters or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Each person whose signature appears below constitutes and appoints, Evan G. Greenberg, Philip V. Bancroft and Robert F. Cusumano and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland, on August 28, 2008.

ACE Limited

By:	/s/ EVAN G. GREENBERG
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EVAN G. GREENBERG Evan G. Greenberg	Chairman and Chief Executive Officer; Director	August 28, 2008

/s/ PHILIP V. BANCROFT Philip V. Bancroft	Chief Financial Officer (Principal Financial Officer)	August 28, 2008

/s/ PAUL MEDINI Paul Medini	Chief Accounting Officer (Principal Accounting Officer)	August 28, 2008

Signature	Title	Date

/s/ MICHAEL G. ATIEH Michael G. Atieh	Director	August 28, 2008

/s/ MARY A. CIRILLO Mary A. Cirillo	Director	August 28, 2008

/s/ BRUCE L. CROCKETT Bruce L. Crockett	Director	August 28, 2008

/s/ ROBERT M. HERNANDEZ Robert M. Hernandez	Director	August 28, 2008

/s/ JOHN A. KROL John A. Krol	Director	August 28, 2008

/s/ PETER MENIKOFF Peter Menikoff	Director	August 28, 2008

/s/ LEO F. MULLIN Leo F. Mullin	Director	August 28, 2008

/s/ THOMAS J. NEFF Thomas J. Neff	Director	August 28, 2008

/s/ ROBERT RIPP Robert Ripp	Director	August 28, 2008

/s/ DERMOT F. SMURFIT Dermot F. Smurfit	Director	August 28, 2008

/s/ OLIVIER STEIMER Olivier Steimer	Director	August 28, 2008

/s/ GARY M. STUART Gary M. Stuart	Director	August 28, 2008

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.

/s/ EVAN G. GREENBERG
Evan G. Greenberg

Date: August 28, 2008

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Association of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 18, 2008)

4.2	Organizational Regulations of Ace Limited (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 18, 2008)

4.3	Specimen certificate representing Common Shares (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated July 18, 2008)

5.1	Opinion of Niederer Kraft & Frey AG as to the legality of the Common Shares

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Niederer Kraft & Frey AG (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

99.1	Form F-N

E-1